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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                               JURISDICTION OF ORGANIZATION/
NAME OF SUBSIDIARY                                STATE OF INCORPORATION
------------------                             -----------------------------
HemaPharm Inc.                                 Delaware
HemaSure A/S                                   Denmark
Point Therapeutics Massachusetts, Inc.         Massachusetts